Exhibit 2.24

VIDEOTRON LTD. / VIDÉOTRON LTÉE

FIRST SUPPLEMENTAL INDENTURE

Dated as of September 29, 2010

Computershare Trust Company of Canada,

Trustee

FIRST SUPPLEMENTAL INDENTURE, dated as of September 29, 2010 (this “First Supplemental Indenture”), by and among Videotron Ltd. / Vidéotron Ltée, a company continued under the laws of the Province of Québec (the “Company”), 9227-2590 Québec Inc., a wholly-owned subsidiary of the Company incorporated under the laws of the Province of Québec (the “Additional Subsidiary Guarantor”) and Computershare Trust Company of Canada, as trustee (the “Trustee”), to the Indenture, dated as of January 13, 2010 (the “Indenture”), by and among the Company, each person listed as a guarantor on the signature pages to the Indenture (collectively referred to as the “Original Subsidiary Guarantors”) and the Trustee.

WHEREAS, the Company, the Original Subsidiary Guarantors and the Trustee entered into the Indenture governing the Company’s 7 1/8% Senior Notes due January 15, 2020 (the “Notes”);

WHEREAS, Section 4.19 of the Indenture provides that under certain circumstances the Company shall cause a Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture providing for a Subsidiary Guarantee of the payment of the Notes by such Restricted Subsidiary;

WHEREAS, the parties hereto are desirous of further supplementing the Indenture in the manner hereinafter provided for the purpose of providing a Subsidiary Guarantee by the Additional Subsidiary Guarantor in accordance with the terms of the Indenture;

WHEREAS, Section 9.01(5) of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture without the consent of any Holder to add additional guarantees with respect to the Notes; and

WHEREAS, all things necessary have been done to make this First Supplemental Indenture a valid agreement of the Company, the Additional Subsidiary Guarantor and the Trustee, in accordance with its terms.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises contained herein, the parties hereto mutually covenant and agree as follows:

1. Terms used in this First Supplemental Indenture that are not defined herein shall have the meanings set forth in the Indenture.

2. The Additional Subsidiary Guarantor hereby agrees to provide an unconditional Subsidiary Guarantee on the terms and subject to the conditions and limitations set forth in the Indenture, including but not limited to Article 10 of the Indenture.

3. This First Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part thereof, and the Indenture is hereby incorporated by reference herein and, as supplemented, modified and restated hereby, is hereby ratified, approved and confirmed.

4. This First Supplemental Indenture shall be effective as of the date hereof. On and after the date hereof, each reference in the Indenture to “this Indenture,” “hereunder,”

“hereof,” or “herein” shall mean and be a reference to the Indenture as supplemented by this First Supplemental Indenture unless the context otherwise requires.

5. Except as provided below, in the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this First Supplemental Indenture, the terms and conditions of this First Supplemental Indenture shall prevail.

6. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision of the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended (the “Act”), as in force at the date this First Supplemental Indenture is executed, the provision required by said Act shall control.

7. This First Supplemental Indenture shall be governed and construed in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein. The parties hereby acknowledge that they have expressly required this First Supplemental Indenture be drawn up in the English language only. Les parties reconnaissent avoir expressément demandé que la présente convention soit rédigé en anglais seulement.

8. This First Supplemental Indenture may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this First Supplemental Indenture.

9. The recitals contained in this First Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

COMPANY: VIDÉOTRON LTÉE By:
/s/ Chloé Poirier
Name: Chloé Poirier Title: Treasurer

ADDITIONAL SUBSIDIARY GUARANTOR:

9227-2590 QUÉBEC INC.

By:

/s/ Chloé Poirier
Name: Chloé Poirier Title: Treasurer

TRUSTEE:

COMPUTERSHARE TRUST COMPANY OF CANADA

By:

/s/ Fabienne Pinatel
Name: Fabienne Pinatel Title: Corporate Trust Officer

By:

/s/ Sophie Brault
Name: Sophie Brault Title: Corporate Trust Officer

First Supplemental Indenture to 2010 Indenture (9227-2590 Quebec Inc. Guarantee)